A.G. Edwards, Inc. Announces Results

for the Second Quarter and First Half of Fiscal 2007

Quarterly Net Earnings Increase 40% Above Last Year’s Second Quarter,

First-Half Net Earnings 45% Higher Than Same Period Last Year

ST. LOUIS, Sept. 21, 2006 -- A.G. Edwards, Inc. (NYSE: AGE) today announced results for the second quarter and first half of fiscal 2007, which ended August 31, 2006.

Net earnings for the quarter were $66 million, or $0.86 per diluted share, on net revenues of $713 million. For the same quarter last year, net earnings were $47 million, or $0.61 per diluted share, on net revenues of $673 million.

For the first six months of fiscal 2007, net earnings were $144 million, or $1.88 per diluted share, on net revenues of $1.48 billion. For the same period last year, net earnings were $99 million, or $1.28 per diluted share, on net revenues of $1.33 billion.

Results for the prior periods have been adjusted to reflect a change in accounting method for stock awards to retirement-eligible employees under Statement of Financial Accounting Standards No. 123 (Revised 2004) “Share Based Payment.”

“Our strong year-over-year results reinforce our ability to serve the needs and best interests of our clients while improving the performance we deliver to our shareholders,” said Robert L. Bagby, chairman and chief executive officer. “Additionally, the recent announcements of our mortgage joint venture and our FDIC-insured bank deposit program are two of the latest examples of how A.G. Edwards continues to expand its services to provide a comprehensive approach toward helping clients reach their financial goals and objectives. I want to thank our financial consultants and all of our employees for their dedication and hard work. Most importantly, I want to thank our clients for choosing A.G. Edwards for their investment advice.”

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A.G. Edwards, Inc.

September 21, 2006

RESULTS OF OPERATIONS

Asset management and service fees – Asset-management and service-fee revenues for the second quarter increased 18 percent ($47 million) versus the second quarter last year. For the first six months of fiscal 2007, these revenues increased 20 percent ($104 million) versus last year’s first six months. Results in both periods continued to reflect greater client interest in the firm’s fee-based programs and services, particularly its fund-advisory programs, as well as increased client-asset values in mutual funds.

Commissions – Commission revenues for the second quarter decreased 5 percent ($12 million) versus last year’s second quarter, primarily resulting from decreased investor activity in individual mutual funds and equities. When comparing the first half of fiscal 2007 to the same period last year, commission revenues increased 3 percent ($17 million) mainly as a result of increased investor activity in individual equities and insurance products, partially offset by decreased activity in individual mutual funds.

Principal transactions – Revenues from principal transactions increased 5 percent ($3 million) compared to the year-ago quarter. Compared to the first six months of last fiscal year, principal-transaction revenues increased 4 percent ($4 million). The increases in both periods reflected increased client activity in treasury securities. The six-month results additionally reflected increased investor activity in the over-the-counter equity markets.

Investment banking – Investment-banking revenues for the second quarter decreased 16 percent ($11 million) versus the same three-month period last year. For the first six months of fiscal 2007, investment-banking revenues decreased 17 percent ($22 million) compared to the same period last year. Both periods primarily reflect lower volume of closed-end fund underwritings.

Net interest revenue – Interest revenue net of interest expense in the second quarter increased 36 percent ($14 million) from the year-ago quarter. For fiscal 2007’s first half, net interest revenue increased 33 percent ($26 million) over last year’s first half. Both the second-quarter and six-month results reflect an increased prime rate resulting in higher interest rates charged on margin balances, higher interest payments on the fixed-income inventory held for sale to clients, and higher revenue from short-term investments. The results were partially offset by lower average client margin balances.

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A.G. Edwards, Inc.

September 21, 2006

Other revenue – Other revenue decreased $1 million in the second quarter and increased $23 million for the first half of fiscal 2007 compared to the same periods last year. The decrease in other revenues for the second quarter was mainly due to smaller private-equity gains in the current year. The increase in other revenue for the first half of fiscal 2007 largely resulted from $17 million in gains related to the merger of the New York Stock Exchange and Archipelago Holdings, Inc. and subsequent mark-to-market on NYSE Group shares the firm currently holds.

Non-interest expenses – During the second quarter, non-interest expenses increased 2 percent ($11 million) compared to last year’s second quarter. For the first six months of fiscal 2007, non-interest expenses increased 6 percent ($76 million) compared to the same period last fiscal year.

As previously disclosed in the firm’s latest Annual Report on Form 10-K, the firm changed its accounting method for stock awards to retirement-eligible employees effective March 1, 2006. As a result, compensation and benefits expense in the prior period has been adjusted to reflect this change. Compensation and benefits increased 2 percent ($10 million) in this year’s second quarter versus last year’s second quarter as adjusted, largely reflecting higher accruals for incentive compensation based on increased profitability. Comparing the first half of fiscal 2007 to the same period last year, compensation and benefits increased 8 percent ($67 million). The results in both periods mainly reflect higher commissionable revenue as well as higher incentive compensation due to increased firm profitability.

Non-compensation-related expenses for the second quarter this year were essentially flat compared to the same quarter last year. For this year’s first six months, non-compensation-related expenses increased 3 percent ($9 million) versus last year’s first six months. Both periods reflect higher technology consulting expenses as well as higher training and business-development expenses, partially offset by lower branding-related expenses and lower expenses for addressing various regulatory changes and legal matters. The six-month results additionally reflect increased securities-processing expenses.

ADDITIONAL STOCKHOLDER INFORMATION

Total client assets at the end of the second quarter were $354 billion, a 9 percent increase when compared to the end of the second quarter last year. Client assets in fee-based accounts at the end of the second quarter of fiscal 2007 were $40 billion, a 21 percent increase when compared to the end of the second quarter of fiscal 2006.

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A.G. Edwards, Inc.

September 21, 2006

As of August 31, 2006, stockholders’ equity was $2.0 billion, for a book value per share of $26.40. Diluted per share earnings for the second quarter were based on 76.7 million average common and common equivalent shares outstanding compared to 77.5 million in the prior year. Diluted per share earnings for the current six-month period were based on 76.6 million average common and common equivalent shares outstanding compared to 77.5 million in the prior year.

ABOUT A.G. EDWARDS, INC.

A.G. Edwards, Inc. is a financial services holding company whose primary subsidiary is the national investment firm of A.G. Edwards & Sons, Inc. Drawn to the firm’s client-first philosophy, individuals and businesses have turned to A.G. Edwards for sound advice and access to a wide array of investment products and services that can help them meet their financial goals and objectives. Founded in 1887, A.G. Edwards and its affiliates employ 6,666 financial consultants in 742 offices nationwide and two European locations in London and Geneva. More information can be found on agedwards.com.

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This material may contain forward-looking statements within the meaning of federal securities laws. Actual results are subject to risks and uncertainties, including both those specific to A.G. Edwards and those to the industry, which could cause results to differ materially from those contemplated. The risks and uncertainties include, but are not limited to, general economic conditions, government monetary and fiscal policy, the actions of competitors, changes in and effects of marketing strategies, client interest in specific products and services, the completion of all contractual, technological, legal and other requirements for the introduction of new products or services, regulatory changes and actions, changes in legislation, risk management, approval by the Office of Thrift Supervision of the expansion of powers of A.G. Edwards Trust Company FSB, legal claims, technology changes, compensation changes, the impact of outsourcing agreements, the adoption of Statement of Financial Accounting Standards No. 123 (Revised 2004) “Share-Based Payment,” and implementation and effects of expense-reduction strategies. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date of this release. A.G. Edwards does not undertake any obligation to publicly update any forward-looking statements.

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A.G. EDWARDS, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except per share amounts)
(Unaudited)

	For the Three Months Ended
	August 31,	August 31,	Increase/	%
	2006	2005	(Decrease)	Chg.
		(as adjusted)
REVENUES:
Asset management and service fees	$305,084	$257,874	$47,210	18.3
Commissions	237,702	249,840	(12,138)	(4.9)
Principal transactions	55,156	52,319	2,837	5.4
Investment banking	56,712	67,821	(11,109)	(16.4)
Interest	59,050	42,184	16,866	40.0
Other	4,206	4,759	(553)	(11.6)
TOTAL REVENUES	717,910	674,797	43,113	6.4
Interest expense	4,682	2,261	2,421	107.1
NET REVENUES	713,228	672,536	40,692	6.1
NON-INTEREST EXPENSES:
Compensation and benefits	451,366	441,280	10,086	2.3
Communication and technology	63,347	60,493	2,854	4.7
Occupancy and equipment	37,845	37,281	564	1.5
Marketing and business development	17,870	18,072	(202)	(1.1)
Floor brokerage and clearance	5,548	4,673	875	18.7
Other	32,890	36,410	(3,520)	(9.7)
TOTAL NON-INTEREST EXPENSES	608,866	598,209	10,657	1.8
EARNINGS BEFORE INCOME TAXES	104,362	74,327	30,035	40.4
INCOME TAXES	38,136	27,122	11,014	40.6
NET EARNINGS	$66,226	$47,205	$19,021	40.3

DILUTED EARNINGS PER SHARE	$0.86	$0.61	$0.25	41.0

AVERAGE DILUTED COMMON AND COMMON
EQUIVALENT SHARES OUTSTANDING:	76,691	77,519

STOCKHOLDERS’ EQUITY	$2,009,699	$1,849,793
BOOK VALUE PER SHARE	$26.40	$24.10

TOTAL SHARES OUTSTANDING (end of period)	76,115	76,763

Note: Results for the prior period have been adjusted to reflect a change in accounting method for stock awards to retirement-eligible employees under Statement of Financial Accounting Standards No. 123

(Revised 2004) “Share Based Payment.”

A. G. EDWARDS, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except per share amounts)
(Unaudited)

	For the Six Months Ended
	August 31,	August 31,	Increase/	%
	2006	2005	(Decrease)	Chg.
		(as adjusted)
REVENUES:
Asset management and service fees	$612,163	$508,169	$103,994	20.5
Commissions	514,028	496,966	17,062	3.4
Principal transactions	108,304	103,829	4,475	4.3
Investment banking	104,799	126,582	(21,783)	(17.2)
Interest	112,691	82,928	29,763	35.9
Other	34,399	11,475	22,924	199.8
TOTAL REVENUES	1,486,384	1,329,949	156,435	11.8
Interest expense	8,463	4,474	3,989	89.2
NET REVENUES	1,477,921	1,325,475	152,446	11.5
NON-INTEREST EXPENSES:
Compensation and benefits	932,294	865,276	67,018	7.7
Communication and technology	123,236	115,850	7,386	6.4
Occupancy and equipment	73,861	71,386	2,475	3.5
Marketing and business development	43,419	39,096	4,323	11.1
Floor brokerage and clearance	9,100	9,929	(829)	(8.3)
Other	69,227	73,734	(4,507)	(6.1)
TOTAL NON-INTEREST EXPENSES	1,251,137	1,175,271	75,866	6.5
EARNINGS BEFORE INCOME TAXES	226,784	150,204	76,580	51.0
INCOME TAXES	82,935	53,988	28,947	53.6
EARNINGS BEFORE CUMULATIVE EFFECT
OF ACCOUNTING CHANGE	143,849	96,216	47,633	49.5
CUMULATIVE EFFECT OF ACCOUNTING
CHANGE, NET		2,768	(2,768)	(100.0)
NET EARNINGS	$143,849	$98,984	$44,865	45.3

DILUTED EARNINGS PER SHARE:
Earnings before cumulative effect of accounting
change	$1.88	$1.24	$0.64	51.6
Cumulative effect of accounting change, net		0.04	(0.04)
	$1.88	$1.28	$0.60	46.9

AVERAGE DILUTED COMMON AND COMMON
EQUIVALENT SHARES OUTSTANDING:	76,633	77,519

STOCKHOLDERS’ EQUITY	$2,009,699	$1,849,793
BOOK VALUE PER SHARE	$26.40	$24.10

TOTAL SHARES OUTSTANDING (end of period)	76,115	76,763

Note: Results for the prior period have been adjusted to reflect a change in accounting method for stock awards to retirement-eligible employees under Statement of Financial Accounting Standards No. 123

(Revised 2004) “Share Based Payment.”

A. G. EDWARDS, INC.
QUARTERLY CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except per share amounts)
(Unaudited)

	For the Three Months Ended
	August 31,	May 31,	February 28,	November 30,	August 31,
	2006	2006	2006	2005	2005
			(as adjusted)	(as adjusted)	(as adjusted)
REVENUES:
Asset management and service fees	$305,084	$307,079	$284,914	$269,789	$257,874
Commissions	237,702	276,326	273,541	247,209	249,840
Principal transactions	55,156	53,148	56,017	50,264	52,319
Investment banking	56,712	48,087	49,841	57,974	67,821
Interest	59,050	53,641	50,245	48,164	42,184
Other	4,206	30,193	28,893	3,966	4,759
TOTAL REVENUES	717,910	768,474	743,451	677,366	674,797
Interest expense	4,682	3,781	2,898	3,281	2,261
NET REVENUES	713,228	764,693	740,553	674,085	672,536
NON-INTEREST EXPENSES:
Compensation and benefits	451,366	480,928	461,492	434,431	441,280
Communication and technology	63,347	59,889	63,591	56,938	60,493
Occupancy and equipment	37,845	36,016	36,305	36,423	37,281
Marketing and business development	17,870	25,549	15,985	16,554	18,072
Floor brokerage and clearance	5,548	3,552	6,049	5,095	4,673
Other	32,890	36,337	42,176	48,795	36,410
TOTAL NON-INTEREST EXPENSES	608,866	642,271	625,598	598,236	598,209
EARNINGS BEFORE INCOME TAXES	104,362	122,422	114,955	75,849	74,327
INCOME TAXES	38,136	44,799	39,517	24,179	27,122
NET EARNINGS	$66,226	$77,623	$75,438	$51,670	$47,205

DILUTED EARNINGS PER SHARE	$0.86	$1.01	$0.99	$0.67	$0.61

AVERAGE DILUTED COMMON AND COMMON
EQUIVALENT SHARES OUTSTANDING:	76,691	76,690	76,562	77,189	77,519

STOCKHOLDERS’ EQUITY	$2,009,699	$1,971,895	$1,887,012	$1,855,663	$1,849,793
BOOK VALUE PER SHARE	$26.40	$25.81	$24.96	$24.40	$24.10

Note: Results for the prior period have been adjusted to reflect a change in accounting method for stock awards to retirement-eligible employees under Statement of Financial Accounting Standards No. 123

(Revised 2004) “Share Based Payment.”

A.G. EDWARDS, INC.
QUARTERLY STATISTICAL INFORMATION
(Dollars in thousands, except per share amounts)
(Unaudited)

	2Q FY07	1Q FY07	4Q FY06	3Q FY06	2Q FY06
			(as adjusted)	(as adjusted)	(as adjusted)

Net Revenues	$713,228	$764,693	$740,553	$674,085	$672,536

Earnings Before Income Taxes	$104,362	$122,422	$114,955	$75,849	$74,327

Net Earnings	$66,226	$77,623	$75,438	$51,670	$47,205

Net Earnings as a
Percent of Net Revenues	9.3%	10.2%	10.2%	7.7%	7.0%

Average Diluted Shares-
(000’s Omitted)	76,691	76,690	76,562	77,189	77,519

Earnings Per Share (Diluted)	$0.86	$1.01	$0.99	$0.67	$0.61

Dividends Per Share	$0.20	$0.20	$0.20	$0.20	$0.16

Stockholders’ Equity	$2,009,699	$1,971,895	$1,887,012	$1,855,663	$1,849,793

Book Value Per Share	$26.40	$25.81	$24.96	$24.40	$24.10

Return On Average Equity-
(Quarter Results Annualized)	13.3%	16.1%	16.1%	11.2%	10.3%

Financial Consultants	6,666	6,745	6,824	6,844	6,796

Full-time Employees	15,323	15,420	15,480	15,472	15,357

Locations	744	745	738	734	727

Total Client Assets (in millions)	$354,000	$345,000	$343,000	$331,000	$325,000

Assets In Fee-based Accounts (in millions)	$40,000	$38,000	$37,000	$34,000	$33,000

Note: Results for the prior period have been adjusted to reflect a change in accounting method for stock awards to retirement-eligible employees under Statement of Financial Accounting Standards No. 123

(Revised 2004) “Share Based Payment.”